Exhibit 99.1

EXECUTION FORM
Subject to Fed. R. Evid. 408

EQUITY COMMITMENT AGREEMENT

by and among

SYMS CORP.,

MARCY SYMS,

LAURA MERNS LIVING TRUST

MARCY SYMS REVOCABLE LIVING TRUST

and

THE BACKSTOP PARTIES IDENTIFIED HEREIN

Dated as of July 13, 2012

Page

Article I

BACKSTOP COMMITMENT AND SUBSCRIPTION

Article II

DEFAULT

Section 2.1	Additional Purchase Rights	4
Section 2.2	Backstop Party Affiliates	6

Article III

REPRESENTATIONS AND WARRANTIES OF SYMS AND MS. SYMS AND THE TRUSTS

Section 3.1	Representations and Warranties of Syms	7
Section 3.2	Representations and Warranties of Ms. Syms and the Trusts	10

Article IV

REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP PARTIES

Section 4.1	Organization	11
Section 4.2	Power and Authority	11
Section 4.3	Execution and Delivery	11
Section 4.4	Securities Laws Compliance	11
Section 4.5	Accredited Investor	11
Section 4.6	No Conflict	11
Section 4.7	Consents and Approvals	12
Section 4.8	Sufficiency of Funds	12
Section 4.9	Payments to Backstop Parties	12
Section 4.10	Arm's-Length	12
Section 4.11	No Side Letters	12

i

(continued)

Page

Article V

ADDITIONAL COVENANTS

Section 5.1	Agreement Motion and Agreement Order	13
Section 5.2	Plan and Disclosure Statement; Confirmation Order	13
Section 5.3	Rights Offering	14
Section 5.4	Notification	14
Section 5.5	Backstop Party Offered Shares	14
Section 5.6	Payments to Backstop Parties	14
Section 5.7	Further Assurances	14
Section 5.8	Ms. Syms and the Trusts	14

Article VI

ADDITIONAL COVENANTS OF THE BACKSTOP PARTIES

Section 6.1	Information	15
Section 6.2	Further Assurances	15

Article VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 7.1	Conditions to the Obligations of the Backstop Parties	15
Section 7.2	Conditions to the Obligations of Syms	18
Section 7.3	Conditions to the Obligations of Ms. Syms and the Trusts	19

Article VIII

TERMINATION

ii

(continued)

Page

Article IX

ADDITIONAL PROVISIONS

Annex I	Backstop Parties and Addresses
Annex II	Miscellaneous Defined Terms

Exhibit A	Rights Offering Procedures
Exhibit B	Form of Accredited Investor Questionnaire
Exhibit C	Form of Subscription Agreement
Exhibit D	Escrow Agreement

iii

EQUITY COMMITMENT AGREEMENT

This Equity Commitment Agreement (this "Agreement"), dated as of July 13, 2012, is made and entered into by and among (i) Syms Corp., a New Jersey corporation ("Syms"), (ii) Ms. Marcy Syms, an individual ("Ms. Syms"), (iii) the Laura Merns Living Trust, dated February 14, 2003 (the "Laura Merns Living Trust"), (iv) the Marcy Syms Revocable Living Trust, dated January 12, 1990, as amended (together with the Laura Merns Living Trust, the "Trusts") and (v) the backstop parties identified on the signature pages hereof (the "Backstop Parties").

RECITALS

WHEREAS, on November 2, 2011, Syms and certain of its subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

WHEREAS, on May 24, 2012, the Debtors and the Official Committee of Syms Corp. Equity Security Holders (the "Equity Committee") filed and jointly proposed the Joint Chapter 11 Plan of Reorganization of Syms Corp. and Its Subsidiaries, which will be modified to provide for a $25 million rights offering and to incorporate and implement the other aspects of the global settlement agreed to at the June 26, 2012 mediation among the Debtors, the Equity Committee, the Official Committee of Unsecured Creditors of Filenes' Basement LLC, et al. (the "Creditors Committee") and the Backstop Parties (the "Plan");

WHEREAS, the Plan contemplates, among other things, (i) Syms reincorporating as a Delaware corporation as of the Effective Date and changing its name, (ii) Syms offering to the Eligible Holders 10,040,160 shares of common stock in the aggregate (the "Offered Shares"), to be issued by Syms under the Plan, which offering shall (a) entitle each Eligible Holder to subscribe for and purchase up to its Pro Rata Share of the Offered Shares and the Aggregate Unsubscribed Shares, and (b) require each Backstop Party to subscribe for and purchase its Pro Rata Share of the Offered Shares, its Pro Rata Share of the Aggregate Unsubscribed Shares and additional Offered Shares in accordance with the terms of this Agreement, in each case, as provided in the Rights Offering Procedures (the "Rights Offering"), (iii) upon consummation of the Rights Offering, Syms purchasing from Ms. Syms and the Trusts, and Ms. Syms and the Trusts selling to Syms, 7,857,794 shares of Syms common stock at the Purchase Price (as defined herein) (to be paid to Ms. Syms and the Trusts in accordance with, and at the times specified in, the Plan) (the "Share Purchase"), and (iv) all other funds obtained by Syms in connection with the Rights Offering shall be utilized by Syms in accordance with the Plan; and

WHEREAS, in order to facilitate the Rights Offering and the Share Purchase, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, the Backstop Parties have agreed to purchase, and Syms has agreed to sell, for a price per share equal to the Purchase Price, one hundred percent (100%) of the Offered Shares, less that amount of Offered Shares subscribed for and purchased by Eligible Holders (other than the Backstop Parties) in the Rights Offering, which amount shall not exceed, with respect to an individual Backstop Party, the commitment amount set forth opposite each such Backstop Party's name in Annex 1 attached hereto ("Commitment").

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the parties signatory to this Agreement agree as follows:

ARTICLE I

BACKSTOP COMMITMENT AND SUBSCRIPTION

Section 1.1        Subscription Period; Subscription Expiration Deadline

(a)         The Rights Offering shall be conducted by Syms and consummated in accordance with the procedures attached hereto as Exhibit A (the "Rights Offering Procedures").  In order to identify Eligible Holders, prior to conducting the Rights Offering, Syms shall request that each holder of Syms common stock as of the Record Date complete a questionnaire, a form of which is attached hereto as Exhibit B, providing information needed for Syms to form a reasonable belief regarding whether such holder is an Accredited Investor (collectively, the "Accredited Investor Questionnaires" and, together with certain other measures related to the identification of Eligible Holders, the "Investor Procedures").  Syms shall offer to the Eligible Holders the opportunity to subscribe for a total of 10,040,160 Offered Shares at a price of $2.49 per share (the "Purchase Price").

(b)         Each Backstop Party severally and not jointly agrees to subscribe for and purchase in the Rights Offering (i) its respective Pro Rata Share of the Offered Shares, (ii) its respective Pro Rata Share of the Aggregate Unsubscribed Shares and, if any Aggregate Unsubscribed Shares are not validly subscribed for by Eligible Holders pursuant to their right to subscribe for their Pro Rata Share of the Aggregate Unsubscribed Shares, a portion of the Aggregate Unsubscribed Shares equal to the number of such remaining Aggregate Unsubscribed Shares multiplied by its Backstop Percentage as set forth on Annex I, provided that the Backstop Parties may, upon written notice executed by each of the Backstop Parties and delivered to Syms at least two (2) Business Days prior to the Effective Date, agree to any other allocation of such remaining Aggregate Unsubscribed Shares among the Backstop Parties, provided that any such allocation change does not decrease the aggregate Commitments of the Backstop Parties (such Backstop Party's "Unsubscribed Shares") and (iii) its respective EH Default Shares (in accordance with Section 2.1(a)) and may subscribe for and purchase BP Default Shares (in accordance with Section 2.1(b)) (the shares described in clauses (i) through (iii) together, the "Backstop Party Shares"); provided that, subject to the proviso of clause (ii), no Backstop Party shall be required to subscribe for or purchase, in the Rights Offering, shares in excess of its respective Commitment.  In addition to the foregoing, in the event that the Offered Shares allocated to any Backstop Party exceeds such Backstop Party's Commitment, the excess Shares shall automatically be reallocated to the other Backstop Parties whose allocation of the Offered Shares have not yet reached their respective Commitments. If more than one Backstop Party has not yet reached its respective Commitment, such reallocation shall be done on a pro rata basis among such Backstop Parties.

(c)         In accordance with this Agreement, the Rights Offering Procedures and the Disclosure Statement With Respect to the Joint Chapter 11 Plan of Reorganization of Syms Corp. and Its Subsidiaries, filed on May 24, 2012, which will be modified to provide for a $25 million rights offering and to incorporate and implement the other aspects of the global settlement agreed to at the June 26, 2012 mediation among the Debtors, the Equity Committee, the Creditors Committee and the Backstop Parties, a copy of which shall be provided to the Backstop Parties (the "Disclosure Statement"), each Eligible Holder who wishes to participate in the Rights Offering (each a "Rights Offering Party") will submit a subscription agreement, the form of which is attached hereto as Exhibit C (the "Subscription Agreement") setting forth the number of Offered Shares such Rights Offering Party elects to purchase in the Rights Offering during the Subscription Period (as defined in the Rights Offering Procedures).  Each Rights Offering Party  shall be required to pay the aggregate Purchase Price for the number of Initial Shares (as defined in the Rights Offering Procedures) such Rights Offering Party elects to purchase in the Rights Offering simultaneously with the submission of its fully executed Subscription Agreement, and in all events on or before the Subscription Expiration Deadline (as defined in the Rights Offering Procedures), which amount shall be held in escrow by the Subscription Agent (as defined below) until the Plan becomes effective by its terms (the "Effective Date").  Notwithstanding anything herein to the contrary, the failure of any Backstop Party to execute, complete and submit its respective Subscription Agreement pursuant to the Rights Offering shall in no way affect the agreement of each Backstop Party to purchase its respective Backstop Party Shares pursuant to the terms hereof.

Section 1.2        Issuance of Offered Shares.  On the Effective Date, Syms will issue the Offered Shares to the Rights Offering Parties to the extent such Rights Offering Parties have validly subscribed for and purchased Offered Shares in the Rights Offering.  If the valid subscription for Offered Shares by a Rights Offering Party would result in the issuance of a fractional Offered Share, then the number of Offered Shares to be issued to such Rights Offering Party will be rounded down to the next whole Offered Share.

Section 1.3        Unsubscribed Shares Notice.  As soon as reasonably practicable, and in no event later than two (2) Business Days following the Subscription Expiration Deadline (the date of receipt, the "Determination Date"), Syms will distribute by e-mail or overnight delivery to each Eligible Holder who has subscribed for any of the Aggregate Unsubscribed Shares a notice setting forth the number of Unsubscribed Shares, and the aggregate Purchase Price therefor, to be purchased by such Eligible Holder and the bank account to which such aggregate Purchase Price is to be paid (an "Unsubscribed Shares Notice").

Section 1.4        Payment for Unsubscribed Shares.  Pursuant to the terms of its respective Subscription Agreement, each Backstop Party shall pay the aggregate Purchase Price in connection with the purchase of its respective Unsubscribed Shares no later than two (2) Business Days after receipt of the Unsubscribed Shares Notice, delivered in accordance with Sections 1.3 and 9.1. of this Agreement, by such Backstop Party, which amount shall be held in escrow by the Subscription Agent until the Effective Date, pursuant to Section 1.5.

Section 1.5        Escrow Agreement.  Pursuant to the terms of the Rights Offering Account Agreement, attached hereto as Exhibit D (the "Escrow Agreement"), the aggregate Purchase Price for shares to be issued in the Rights Offering that is received by Syms prior to the Effective Date shall be promptly deposited in the demand deposit account described in the Escrow Agreement (the "Account").  Pursuant to the Escrow Agreement, the Account will be held and maintained by the Subscription Agent as agent for the Debtors, and, on the Effective Date, the funds in the Account will be distributed to Syms.  In the event of any termination of this Agreement, the funds contained in the Account will be returned to each of the Backstop Parties and the other Eligible Holders in the amount of such Person's contribution.

Section 1.6        Share Purchase.  Subject to the terms of this Agreement, upon the Effective Date, Syms shall purchase from Ms. Syms and the Trusts, and Ms. Syms and the Trusts shall sell to Syms, a total of 7,857,794 shares of Syms common stock at the Purchase Price.  At the closing of the Share Purchase, Ms. Syms and the Trusts will deliver to Syms stock certificates representing 7,857,794  shares of common stock, endorsed in blank or by duly executed assignment documents.  Syms will pay the Purchase Price for the transferred shares by (a) Ms. Syms, to Ms. Syms and (b) the Trusts, to each of the Trusts, at the times specified in, and in accordance with, the Plan (including, without limitation, the Plan Waterfall, as defined in the Plan), in each case, by wire transfer to a bank account or bank accounts specified by Ms. Syms and the Trusts (as applicable) to Syms.

ARTICLE II

DEFAULT

Each Backstop Party covenants severally, and not jointly or jointly and severally, solely with respect to such Backstop Party:

Section 2.1        Additional Purchase Rights

(a)         Default Purchase Obligation.  If and to the extent that any Eligible Holder, other than a Backstop Party, does not satisfy its obligation to purchase its respective

Unsubscribed Shares pursuant to its respective Subscription Agreement (an "EH Default" and each such Eligible Holder, a "Defaulting Eligible Holder"), then each of the Backstop Parties shall have the obligation to purchase its portion of the Defaulting Eligible Holder's Unsubscribed Shares (the "EH Default Shares") at a price per Offered Share equal to the Purchase Price, so long as such Backstop Party has not subscribed for and purchased shares in the Rights Offering in excess of its respective Commitment.  Such EH Default Shares shall be allocated among each of the Backstop Parties pro rata, based on their respective Backstop Percentage (as set forth on Annex I.  Within two (2) Business Days of an EH Default, Syms will send a notice to each Backstop Party, specifying the number of EH Default Shares.  Each Backstop Party shall pay the aggregate Purchase Price in connection with the purchase of its respective EH Default Shares no later than two (2) Business Days after the receipt of such notice, the closing of which shall be subject to the satisfaction or waiver of the conditions to closing set forth in Article VII and the terms of this Agreement.  For the avoidance of doubt, in no event shall the total of a Backstop Party's Backstop Party Shares (other than any BP Default Shares that it elects to purchase) be greater than its respective Commitment.

(b)         Default Purchase Right.

(i)           If and to the extent that any Backstop Party does not satisfy its obligation to purchase its respective Unsubscribed Shares or its respective EH Default Shares (a "Backstop Party Default" and each such Backstop Party, a "Defaulting Backstop Party"), then each of the remaining Backstop Parties (the "Non-Defaulting Backstop Parties") shall have the right (the "Default Purchase Right"), but not the obligation, to purchase all or a portion of such Defaulting Backstop Party's Unsubscribed Shares and EH Default Shares (the "BP Default Shares") at a price per Offered Share equal to the Purchase Price.  To the extent that the Non-Defaulting Backstop Parties (in the aggregate) desire to purchase more than the total number of BP Default Shares, such BP Default Shares shall be allocated among the Non-Defaulting Backstop Parties electing to purchase BP Default Shares pro rata, based on their respective Backstop Percentage (as set forth on Annex I).  Within one (1) Business Day of a Backstop Party Default, Syms will send a notice to each Non-Defaulting Backstop Party, specifying the number of BP Default Shares.  No later than one (1) Business Day after the receipt of such notice, each Non-Defaulting Backstop Party may exercise the Default Purchase Right by notifying Syms of its election to exercise the Default Purchase Right and specifying the maximum number of BP Default Shares (up to 100% of the BP Default Shares) that it is electing to purchase.  In the event of a Backstop Party Default, the Effective Date will be deferred for a period of time, not to exceed five (5) Business Days unless a later date is otherwise agreed to by Syms, the Non-Defaulting Backstop Parties and Ms. Syms, in order to replace the commitment of the Defaulting Backstop Party.  If the Non-Defaulting Backstop Parties have not elected to exercise the Default Purchase Right to acquire all of the BP Default Shares, and Syms is otherwise unable to replace the commitment of the Defaulting Backstop Party, then Syms shall provide written notice of the same to Ms. Syms and the Trusts (an "Adjustment Notice"), which Adjustment Notice shall provide a statement setting forth the total amount of Offered Shares subscribed for in the Rights Offering (including the total amount of BP Default Shares, if any, that the Non-Defaulting

Backstop Parties have agreed to purchase), and the amount of BP Default Shares that remain, if any.

(ii)           In addition to any rights provided in Section 2.1(b)(i), each Non-Defaulting Backstop Party shall have the right (the "Additional Default Purchase Right"), but not the obligation, to purchase from a Defaulting Backstop Party such Defaulting Backstop Party's Initial Shares (as defined in the Rights Offering Procedures) (the "Additional Default Shares"), at a price per Offered Share equal to the Purchase Price, and each Defaulting Backstop Party shall be obligated to sell all such Additional Default Shares consistent with the terms of this Section 2.1(b)(ii).  Within two (2) Business Days of a Backstop Party Default, Syms will send a notice to each Non-Defaulting Backstop Party, specifying the number of Additional Default Shares issued to each Defaulting Backstop Party and no Defaulting Backstop Party may transfer any of its Initial Shares (as defined in the Rights Offering Procedures) until the provisions of this Section 2.1(b)(ii) have been complied with.  Each Non-Defaulting Backstop Party may exercise the Additional Default Purchase Right by notifying Syms, no later than five (5) Business Days after receipt of the notice from Syms of the availability of the Additional Default Purchase Right, of its election to exercise and specifying the maximum number of Additional Default Shares (up to 100% of the Additional Default Shares) that it is electing to purchase.  To the extent that the Non-Defaulting Backstop Parties (in the aggregate) desire to purchase more than the total number of Additional Default Shares, such Additional Default Shares shall be allocated among the Non-Defaulting Backstop Parties electing to purchase Additional Default Shares pro rata, based on their respective Backstop Percentages (as set forth on Annex I).  The closing of the sale of the Additional Default Shares from the Defaulting Backstop Party to the Non-Defaulting Backstop Parties shall occur at a time and place designated by Syms, which shall be no later than two (2) Business Days after the exercise of the Additional Default Purchase Right.

(iii)            The parties agree that (A) any Backstop Party that fails to purchase its respective Pro Rata Share of the Offered Shares and any Defaulting Backstop Party will be liable to Syms, Ms. Syms, the Trusts and, if applicable, the Non-Defaulting Backstop Parties for any damages occasioned by its breach, including all costs of collection and attorneys' fees, and that Syms, Ms. Syms, the Trusts and, if applicable, the Non-Defaulting Backstop Parties shall have all rights and recourse available at law and equity, including the right to seek specific performance as provided in Section 9.10 hereof; and (B) any potential liability of a Backstop Party hereunder to Syms, Ms. Syms, the Laura Merns Living Trust, dated February 14, 2003 and/or the Marcy Syms Revocable Living Trust, dated January 12, 1990, as amended, hereunder shall terminate upon a Backstop Party's delivery to the Subscription Agent of the funds sufficient to satisfy its obligation to purchase its respective Pro Rata Share of the Offered Shares, its Unsubscribed Shares or its respective EH Default Shares, provided such delivery of funds is made prior to a default and in accordance with the terms of the Rights Offering.

Section 2.2        Backstop Party Affiliates.  Notwithstanding anything to the contrary in this Agreement, each Backstop Party, in its sole discretion, may designate that some or all of its respective Pro Rata Shares, Unsubscribed Shares or EH Default Shares shall be issued in the name of, and delivered to, one or more of its Affiliates or to any other Person, provided that (a) such Affiliate or Person has submitted to the Subscription Agent at least five (5) Business Days prior to the Effective Date a properly completed Accredited Investor Questionnaire certifying that such holder is an Accredited Investor and (b) Syms determines such Affiliate or Person is an Accredited Investor.  The aggregate purchase of shares of a Backstop Party and its Affiliates shall not exceed such Backstop Party's Commitment under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SYMS AND MS. SYMS AND THE TRUSTS

Section 3.1        Representations and Warranties of Syms. Syms represents and warrants to the Backstop Parties as follows as of the date hereof:

(a)         Incorporation and Qualification.  Syms and each of its direct and indirect domestic subsidiaries (each a "Subsidiary," and collectively, "Subsidiaries") is a legal entity duly incorporated or organized, validly existing and, where applicable, in good standing under the Laws of its respective jurisdiction of incorporation or organization, with the requisite power and authority to own its properties and conduct its business as currently conducted.  Syms and each of its Subsidiaries is duly qualified to do business and is in good standing under the Laws of each other jurisdiction in which such qualification is required.

(b)         Corporate Power and Authority.

(i)           Syms has the requisite power and authority to enter into, execute and deliver this Agreement and, subject to entry of the Confirmation Order (as defined below) and the expiration, or waiver by the Bankruptcy Court, of the fourteen-day period set forth in Rule 3020(e) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), to perform its obligations hereunder and thereunder.

(ii)           Syms has the requisite power and authority to file the Plan with the Bankruptcy Court and, subject to entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the fourteen-day period set forth in Bankruptcy Rule 3020(e), to perform its obligations thereunder, and will have taken all necessary actions required for the due authorization and performance by it of the Plan as of the Effective Date.

(c)         Execution and Delivery; Enforceability.

(i)           This Agreement has been duly executed and delivered by Syms.  Upon the entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the fourteen-day period set forth in Bankruptcy Rule 3020(e), and assuming this Agreement will constitute the valid and binding obligation of the other parties hereto and thereto, this Agreement will constitute the valid and binding obligation of Syms, enforceable against Syms in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether enforcement is sought by a Proceeding in equity or at law).

(ii)           Upon the entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the fourteen-day period set forth in Bankruptcy Rule 3020(e), the Plan will constitute the valid and binding obligation of Syms, enforceable against Syms in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (whether enforcement is sought by a Proceeding in equity or at law).

(d)         Capitalization.

(i)           On the Effective Date, the authorized capital stock of Syms will consist of shares of common stock, par value $0.05 per share.

(ii)           Neither Syms nor any of its Subsidiaries is a party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment, (other than any such option, warrant, call, subscription or other right, agreement or commitment with Ms. Syms), which (i) obligates Syms or any of its Subsidiaries to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, Syms or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest or loan stock in Syms or any of its Subsidiaries, (ii) obligates Syms or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (iii) restricts the transfer of any shares of capital stock of Syms or any of its Subsidiaries or (iv) relates to the voting of any shares of capital stock of Syms or any of its Subsidiaries.

(e)         Issuance.  Upon occurrence of the Effective Date, the issuance of the Offered Shares, including the Backstop Party Shares, shall have been duly authorized and, when such Offered Shares are issued and delivered against payment therefor, will be validly issued, fully paid and non-assessable, and free and clear of all Encumbrances.

(f)         No Conflict.  The sale, issuance and delivery of the Offered Shares, including the Backstop Party Shares, and the consummation of the Plan; (b) the execution and delivery by Syms of this Agreement and the Plan; and (c) the compliance by Syms with all of the provisions hereof: (i) will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, or create any lien or give rise to any termination right under, any material agreement or instrument to which Syms or any of its Subsidiaries is a party or by which Syms or any of its Subsidiaries is bound or to which any of the property or assets of Syms or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws or equivalent organizational documents of Syms or any of its Subsidiaries and (iii) will not result in any material violation of, nor any termination or material impairment of any rights under, any Law or Order, except in any such case described in subclause (i) or (iii) as would not reasonably be expected to prohibit, materially delay or materially and adversely impact Syms' performance of its obligations under this Agreement.

(g)         Consents and Approvals.  No consent, approval, authorization, Order, registration or qualification of or with any Governmental Authority having jurisdiction over Syms, any of its Subsidiaries or any of their properties is required for the sale, issuance and delivery of the Offered Shares and the consummation of the Rights Offering and the execution and delivery by Syms of this Agreement or the Plan, the performance by Syms of the provisions hereof and thereof, or the consummation of the transactions contemplated by the Plan, except (i) the entry of the Confirmation Order and the expiration, or waiver by the Bankruptcy Court, of the fourteen-day period set forth in Bankruptcy Rule 3020(e), as applicable, (ii) the filing with the Secretaries of State of the States of Delaware and New Jersey of such certificates as are necessary to reincorporate Syms as a Delaware corporation, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under any applicable state securities Laws ("Blue Sky Laws") in connection with the issuance and/or purchase of the Offered Shares, the absence of which would not reasonably be expected to prohibit, materially delay or materially and adversely impact Syms' performance of its obligations under this Agreement,  or (iv) such as have been made or obtained and are in full force and effect.

(h)         Investment Company Act.  Neither Syms nor any of its Subsidiaries is or, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as contemplated by this Agreement, will be required to register as an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the United States Securities and Exchange Commission thereunder.

(i)         Arm's-Length.  Syms acknowledges and agrees that the Backstop Parties are acting solely in the capacity of arm's-length contractual counterparties to Syms, Ms. Syms and the Trusts with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as financial advisors or fiduciaries to, or agents of, Syms.  Additionally, the Backstop Parties are not advising Syms as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Syms has consulted with its own advisors concerning such matters and is responsible for its own independent investigation and appraisal of the transactions contemplated hereby.  Any review by the Backstop Parties of Syms, Ms, Syms, the Trusts or the transactions contemplated hereby has been performed solely for the benefit of the Backstop Parties and not on behalf of Syms.

Section 3.2        Representations and Warranties of Ms. Syms and the Trusts. Ms. Syms and the Trusts represent and warrant to Syms and the Backstop Parties as follows as of the date hereof:

(a)         Arm's-Length.  Each of Ms. Syms and the Trusts acknowledges and agrees that the Backstop Parties and Syms are acting solely in the capacity of arm's-length contractual counterparties to Ms. Syms and the Trusts with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as financial advisors or fiduciaries to, or agents of, Ms. Syms or the Trusts.  Additionally, the Backstop Parties and Syms are not advising Ms. Syms or the Trusts as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Each of Ms. Syms and the Trusts has consulted with her or its own advisors concerning such matters and is responsible for her or its own independent investigation and appraisal of the transactions contemplated hereby.  Any review by the Backstop Parties and Syms, respectively,  of Ms. Syms, the Trusts or the transactions contemplated hereby has been performed solely for the benefit of the Backstop Parties and Syms, respectively, not on behalf of Ms. Syms or the Trusts.

(b)         Representation of Stock Ownership or Control and Authority by Ms. Syms and the Trusts.  Ms. Syms represents and warrants that she has valid beneficial ownership of, or the sole power to control and dispose of, 7,857,794 shares of Syms common stock.  Ms. Syms and any person or entity executing this Agreement on behalf of the Trusts represent and warrant that she/he has the requisite power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP PARTIES

Each of the Backstop Parties, severally and not jointly, represents and warrants to Syms, Ms. Syms and the Trusts as follows as of the date hereof:

Section 4.1        Organization.  Each of the Backstop Parties has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its organization.

Section 4.2        Power and Authority.  Each of the Backstop Parties has the requisite corporate or similar power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement.

Section 4.3        Execution and Delivery.  This Agreement has been duly and validly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

Section 4.4        Securities Laws Compliance.  Each of the Backstop Parties acknowledges that the Offered Shares to be purchased by it pursuant to the terms of this Agreement have not been registered under the Securities Act or any state securities Law.  Each of the Backstop Parties is acquiring its respective Backstop Party Shares in good faith solely for its own account or accounts managed by it, for investment and not with a view toward distribution in violation of the Securities Act or applicable state securities Laws.

Section 4.5        Accredited Investor.  Each of the Backstop Parties is acquiring the Backstop Party Shares for its own account for investment purposes only and not with a view toward any resale or distribution of the Backstop Party Shares.  Each of the Backstop Parties is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  Each of the Backstop Parties has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Backstop Party Shares.  Each of the Backstop Parties understands that it must bear the economic risk of an investment in the Backstop Party Shares for an indefinite period of time because, among other reasons, the offering and sale of the Backstop Party Shares has not been registered under the Securities Act, and each of the Backstop Parties agrees and understands that the Backstop Party Shares cannot be re-sold, transferred, offered for sale, pledged or otherwise disposed of except in accordance with an effective registration or exemption from registration under the Securities Act and subject to state securities laws and regulations, as applicable.

Section 4.6        No Conflict.  The execution and delivery by such Backstop Party of this Agreement and compliance by such Backstop Party with all of the provisions hereof and the consummation of the Plan (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Backstop Party is a party or by which such Backstop Party is bound or to which any of the property or assets of such Backstop Party is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws or similar governance documents of such Backstop Party and (iii) will not result in any material violation of, nor any termination or material impairment of any rights under, any Law or Order, except in any such case described in subclause (i) or (iii) as would not reasonably be expected to prohibit, materially delay or materially and adversely impact such Backstop Party's performance of its obligations under this Agreement.

Section 4.7        Consents and Approvals.  No consent, approval, authorization, Order, registration or qualification of or with any Governmental Authority having jurisdiction over such Backstop Party or any of its properties is required for the purchase of the Offered Shares, including the Backstop Party Shares, the execution and delivery by such Backstop Party of this Agreement or the performance of such Backstop Party and compliance by such Backstop Party with all of the provisions hereof or the consummation of the Plan, except (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky Laws in connection with the purchase of the Offered Shares by the Backstop Parties, (ii) such approvals as may be required by the Bankruptcy Court or (iii) such consents, approvals, authorizations, registrations or qualifications the absence of which would not reasonably be expected to prohibit, materially delay or materially and adversely impact the Backstop Party's performance of its obligations under this Agreement.

Section 4.8        Sufficiency of Funds.  At the Subscription Expiration Deadline, each Backstop Party will have available funds sufficient to pay the aggregate Purchase Price for the Offered Shares it is purchasing pursuant to this Agreement.

Section 4.9        Payments to Backstop Parties.  Except as expressly contemplated by this Agreement, such Backstop Party has not received and is not entitled to nor has any of such Backstop Party's Affiliates or any third party received nor is entitled to on behalf of or for the benefit of such Backstop Party any payment from Syms in connection with the Plan or the Rights Offering.

Section 4.10      Arm's-Length.  Each Backstop Party acknowledges and agrees that each of Syms, Ms. Syms and the Trusts are acting solely in the capacity of arm's-length contractual counterparties to the Backstop Parties with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as financial advisors or fiduciaries to, or agents of, the Backstop Parties or any other Person.  Additionally, Syms, Ms. Syms and the Trusts are not advising the Backstop Parties or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Each of the Backstop Parties has consulted with its own advisors concerning such matters and is responsible for its own independent investigation and appraisal of the transactions contemplated hereby.  Any review by Syms, Ms. Syms or the Trusts of the transactions contemplated hereby has been performed solely for the benefit of Syms, Ms. Syms or the Trusts and not on behalf of the Backstop Parties.

Section 4.11      No Side Letters.  Except as specifically contemplated by the terms of this Agreement, each Backstop Party represents and warrants that such Backstop Party has not entered into, and covenants not to enter into, any side letter or oral or other agreement with any Person which affects or relates to the terms of this Agreement or the Plan.

ARTICLE V

ADDITIONAL COVENANTS

The parties hereto agree as follows:

Section 5.1        Agreement Motion and Agreement Order.  Syms shall file a motion and supporting papers (the "Agreement Motion") to be heard at the same time as the hearing on approval of the Disclosure Statement, seeking an Order of the Bankruptcy Court, in form and substance reasonably acceptable to the Equity Committee and the Backstop Parties, approving the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, as well as Orders, if any, approving ancillary relief to this Agreement (the "Agreement Order"); provided, that the signature pages, exhibits and schedules to any copies of this Agreement that are filed with the Bankruptcy Court shall be redacted so as not to disclose the Backstop Percentage of each Backstop Party.  Syms agrees that it shall use its commercially reasonable efforts to (a) fully support the Agreement Motion and any application seeking Bankruptcy Court approval, (b) obtain approval in the Agreement Motion for the reimbursement of reasonable fees of the attorneys' for the Backstop Parties, and (c) obtain entry of the Agreement Order no later than the date of entry of the Disclosure Statement Order (as defined below).

Section 5.2        Plan and Disclosure Statement; Confirmation Order.  Syms shall use its reasonable best efforts to obtain the entry of an Order of the Bankruptcy Court, in form and substance reasonably acceptable to the Equity Committee and the Backstop Parties, approving the Disclosure Statement, the Rights Offering Procedures, and the Investor Procedures (the "Disclosure Statement Order"), and an Order of the Bankruptcy Court, in form and substance reasonably acceptable to the Equity Committee, Ms. Syms and the Trusts, and the Backstop Parties, confirming the Plan pursuant to Section 1129 of the Bankruptcy Code (the "Confirmation Order").  Any amendment, modification or change thereto shall (i) be reasonably acceptable in form and substance to the Equity Committee and the Backstop Parties, (ii) provide for the release and exculpation of the Backstop Parties, their Affiliates, representatives and advisors as set forth in the Plan and (iii) have the conditions to confirmation and the Effective Date as set forth in the Plan (and to what extent any such conditions can be waived and by whom) that are consistent with this Agreement.  Syms will provide to the Backstop Parties and the Equity Committee a copy of the Confirmation Order and a reasonable opportunity to review and comment on such Order prior to such Order being filed with the Bankruptcy Court, and such Order shall not abrogate any of the terms of this Agreement and shall be reasonably acceptable to the Equity Committee and the Backstop Parties.

Section 5.3        Rights Offering.  Syms shall effectuate the Rights Offering as provided herein and in accordance with the terms of the Disclosure Statement and the Rights Offering Procedures.

Section 5.4        Notification.  Syms shall notify, or cause Kurtzman Carson Consultants LLC or any other entity designated as such by Syms, in its capacity as a subscription agent and escrow agent in connection with the Rights Offering (the "Subscription Agent"), to notify the Backstop Parties (i) to the extent reasonably requested in writing by the Backstop Parties, periodically during the Subscription Period and on each Business Day during the five (5) Business Days prior to the Subscription Expiration Deadline (and any extensions thereto), of the aggregate number of Offered Shares subscribed for in the Rights Offering by the Rights Offering Parties known by Syms or the Subscription Agent as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be, and (ii) as soon as practicable after the Subscription Expiration Deadline, the aggregate number of Offered Shares validly subscribed for and purchased pursuant to the Rights Offering.

Section 5.5        Backstop Party Offered Shares.  Syms shall determine the number of Backstop Party Shares in good faith and will provide an Unsubscribed Shares Notice and other notices to be provided by Syms pursuant to Article II that accurately reflect the number of Backstop Party Shares as so determined.

Section 5.6        Payments to Backstop Parties.  Syms shall not and shall not permit the Subsidiaries to make any payment to any Backstop Party or to any third party on behalf of or for the benefit of any Backstop Party in connection with the Plan or the Rights Offering, except for the reasonable fees of the attorneys for the Backstop Parties in accordance with Section 5.1.

Section 5.7        Further Assurances.  Syms shall, and shall cause its Subsidiaries to, execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action and cause entities controlled by them to take such action as may be reasonably necessary (or as reasonably requested by the Backstop Parties) to carry out the Plan.

Section 5.8        Ms. Syms and the Trusts.  Before the Effective Date of the Plan and the consummation of the Share Purchase, Ms. Syms and the Trusts shall not purchase, sell, pledge, or dispose of any shares of Syms common stock (or exercise any options or warrants for the purchase of Syms common stock) or purchase any Offered Shares.  Syms shall not and shall not permit the Subsidiaries to make any payment to Ms. Syms, or to any third party on behalf of or for the benefit of Ms. Syms in connection with the Plan or the Rights Offering, other than as specifically set forth in this Agreement or the Plan, and other than with respect to ordinary course compensation payable to Ms. Syms commensurate with such compensation that Ms. Syms is entitled to receive as of the date of this Agreement.

ARTICLE VI

ADDITIONAL COVENANTS OF THE BACKSTOP PARTIES

Each Backstop Party agrees, severally and not jointly, with Syms:

Section 6.1        Information.  To provide Syms with such necessary information regarding the Backstop Parties as Syms reasonably requests, for inclusion in the Disclosure Statement.

Section 6.2        Further Assurances.  Each Backstop Party shall execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action and cause entities controlled by such Backstop Party to take such action as may be reasonably necessary (or as reasonably requested by Syms) to carry out the Plan.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 7.1        Conditions to the Obligations of the Backstop Parties.  The obligation of each of the Backstop Parties to purchase its portion of the Backstop Party Shares on the Effective Date is subject to the following conditions:

(a)         Disclosure Statement Order.  The Bankruptcy Court shall have entered the Disclosure Statement Order, which shall be in form and substance reasonably acceptable to the Equity Committee, Ms. Syms and the Trusts, and the Backstop Parties, and consistent in all material respects with this Agreement, and the Disclosure Statement Order shall be a Final Order.

(b)         Agreement Order.  The Bankruptcy Court shall have entered the Agreement Order, which shall be in form and substance reasonably acceptable to the Equity Committee, Ms. Syms and the Trusts, and the Backstop Parties, and consistent in all material respects with this Agreement, and the Agreement Order shall be a Final Order.

(c)         Confirmation Order and Plan.  The Confirmation Order shall have been entered by the Bankruptcy Court, which shall be in form and substance reasonably acceptable to the Equity Committee, Ms. Syms and the Trusts, and the Backstop Parties, and consistent in all material respects with this Agreement, and the Confirmation Order shall be a Final Order.  The Plan, as approved, and the Confirmation Order, as entered, in each case by the Bankruptcy Court, shall be in form and substance reasonably acceptable to the Equity Committee, Ms. Syms and the Trusts, and the Backstop Parties, and consistent in all material respects with  this Agreement, and shall contain the same economic terms as are contained herein and in the Plan (it being understood that with respect to the rights and obligations among the Debtors, Ms. Syms, and the

Backstop Parties under the terms of this Agreement, in the event of a discrepancy between the Plan and this Agreement, this Agreement shall control and the Plan shall so state) including  the means for implementation of the Plan, the proposed distributions to classes of claims under the Plan, and the participation rights in the stock of the reorganized debtors.  The conditions to confirmation and the conditions to the effectiveness of the Plan shall have been satisfied or waived, with the consent of the Equity Committee and the Backstop Parties, by Syms in accordance with the Plan.  The Effective Date shall have occurred or shall occur no later than September 15, 2012.  The Plan and Confirmation Order shall contain releases and exculpation provisions reasonably acceptable to the Backstop Parties, Ms. Syms and the Trusts, and the Equity Committee; and provide for indemnification of the Backstop Parties for all claims and causes of action relating to the transactions contemplated by this Agreement, including the Share Purchase, such indemnification provisions to be in form and substance reasonably acceptable to the Backstop Parties.  The indemnification provisions referenced in Section 7.3(a) of the Agreement for the indemnification of Ms. Syms and the Trusts for claims and causes of action relating to the transaction contemplated by this Agreement, including the Share Purchase, shall be in the form and scope reasonably acceptable to the Equity Committee, Ms. Syms and the Trusts, and the Backstop Parties.  Without limiting the generality of the foregoing, the Confirmation Order shall contain the following specific findings of fact, conclusions of law, and orders:  (1) the issuance of the Backstop Party Shares are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act pursuant to section 1145(a) of the Bankruptcy Code or Section 4(2) of the Securities Act; (2) the solicitation of acceptance or rejection of the Plan by the Equity Committee and the Backstop Parties and any of their respective affiliates (if any such solicitation was made) was done in good faith and in compliance with the applicable provisions of the Bankruptcy Code and, as such, the Equity Committee and the Backstop Parties and any of their respective affiliates are entitled to the benefits and protections of section 1125(e) of the Bankruptcy Code; and (3) the participation by the Equity Committee and the Backstop Parties and any of their respective Affiliates in the offer, issuance, sale or purchase of any security offered or sold under the Plan (if any such participation was made) was done in good faith and in compliance with the applicable provisions of the Bankruptcy Code and, as such, the Backstop Parties and any of their respective Affiliates are entitled to the benefits and protections of Section 1125(e) of the Bankruptcy Code. To the extent not done so before execution of this Agreement, the Disclosure Statement shall be modified to reflect the terms and conditions of this Agreement, and provisions thereof referred to and/or referenced herein shall be completed to the reasonable satisfaction of the Backstop Parties, Ms. Syms and the Trusts, and the Equity Committee, including procedures for the Rights Offering. Further, the conditions to confirmation and the conditions to the Effective Date of the Plan shall have been satisfied or waived by the Backstop Parties, Ms. Syms and the Trusts, and the Equity Committee.

(d)         Representations and Warranties and Covenants.  The representations and warranties of Syms, Ms. Syms and the Trusts set forth in Article III of this Agreement shall be true and correct in all material respects as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).  Syms, Ms Syms and the Trusts shall have complied in all material respects with all covenants in this Agreement applicable to it.

(e)         Rights Offering.  Syms shall have commenced the Rights Offering; the Rights Offering shall have been conducted in accordance with, and on the terms set forth in, the Disclosure Statement, the Rights Offering Procedures and this Agreement; and the Subscription Expiration Deadline shall have occurred.  Each Backstop Party shall have received an Unsubscribed Shares Notice in accordance with Section 1.3 from Syms, dated as of the Determination Date.

(f)         Offered Shares and Capitalization.  The Offered Shares shall be, upon payment of the aggregate Purchase Price as provided herein, validly issued, fully paid, non-assessable and free and clear of all taxes, liens, pre-emptive rights, rights of first refusal, subscription and similar rights.

(g)         Consents and Approvals.  All notifications, filings, consents, waivers and approvals of or to any Governmental Authority or any third Person required for the consummation of the Plan shall have been made or received and shall remain in full force and effect.

(h)         No Registration; Compliance with Securities Laws.  No Proceeding shall be pending or threatened by any Governmental Authority that alleges that the issuance of the Offered Shares issued pursuant to the Rights Offering are not exempt from the registration requirements of Section 5 of the Securities Act.

(i)         Assumption of Agreement.  Syms shall have assumed this Agreement under the Plan pursuant to Section 365 of the Bankruptcy Code.

(j)         Costs Payable Upon Consummation of the Plan.   The total of: (A) Uses through the Effective Date, excluding Syms Convenience Class and FB Convenience Class, but net of Working Capital (as defined in Schedule F to the Disclosure Statement); plus (B) the projected aggregate claims in Syms Class 4 (as estimated in the Disclosure Statement); plus (C) Filene’s Class 4 (as estimated in the Disclosure Statement); plus (D) Filene’s Class 5 (as estimated in the Disclosure Statement at 75%); minus (E) Cash at Emergence (as defined in Schedule F to the Disclosure Statement); shall not exceed in the aggregate $118.2 million.  Excluded from the aforementioned calculation shall be the estimated fees, expenses and costs to be reimbursed the Backstop Parties.  The Debtors shall provide to the parties, the Equity Committee and the Creditors Committee not less than five (5) Business Days prior to the Confirmation Hearing a draft of its A&M Updated Financial Analysis and agrees, if requested, to provide supporting detail and make themselves available to respond to inquiries.  All parties, and the Creditors Committee and Equity Committee, reserve the right to challenge at the Confirmation Hearing the A&M Updated Financial Analysis, and in the event of a challenge, the Bankruptcy Court shall make the final determination whether the thresholds set forth above have been satisfied.  A&M Updated Financial Analysis shall mean (1) sources & uses and supporting schedules, (2) claim value for Syms Class 4, (3) claim value for Filene’s Class 4 (Short-Term), and (4) claim value for Filene’s Class 5 (Long-Term).

(k)         Consent Rights.  Any settlement of the cure obligations under the ground lease for the property located at 1 Syms Way, Secaucus, NJ prior to the Effective Date shall be subject to the approval and consent of the Backstop Parties.

A Backstop Party may waive any condition specified in this Section 7.1 as to itself if such Backstop Party executes a writing so stating at or prior to the Effective Date; provided, however that no Backstop Party may bind, waive or otherwise abrogate the rights of another Backstop Party or for the Backstop Parties as a group.  For the avoidance of doubt, the conditions set forth in Section 7.1 (a), (b) and (c) may not be waived without the prior written consent of the Equity Committee.

Section 7.2        Conditions to the Obligations of Syms.  The obligation of Syms to purchase the shares of Syms common stock subject to the Share Purchase and issue and sell the Backstop Party Shares to the Backstop Parties, each on the Effective Date, is subject to the following conditions:

(a)         Confirmation Order and Plan.  The Confirmation Order shall have been entered by the Bankruptcy Court, and such Order shall be a Final Order.  The Plan as approved and the Confirmation Order as entered, in each case by the Bankruptcy Court, shall be consistent with the requirements for the Plan and the Confirmation Order set forth in this Agreement, and the conditions to confirmation and the conditions to the Effective Date of the Plan shall have been satisfied or waived by Syms in accordance with the Plan.

(b)         Aggregate Purchase Price.  The Backstop Parties shall have delivered to the Subscription Agent the total aggregate Purchase Price for the Backstop Party Shares in accordance with Section 1.4 to  be held pursuant to the Escrow Agreement.

(c)         Representations and Warranties and Covenants.  The representations and warranties of each Backstop Party set forth in Article IV of this Agreement shall be true and correct in all respects as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).  Each Backstop Party shall have complied in all material respects with all covenants in this Agreement applicable to it, except as a result of any Backstop Party Default to the extent that one or more Non-Defaulting Backstop Parties purchase all BP Default Shares pursuant to Section 2.1.

The representations and warranties of Ms. Syms and the Trusts set forth in Article III of this Agreement shall be true and correct in all material respects as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).  Ms. Syms and each of the Trusts shall have complied in all material respects with all covenants in this Agreement applicable to her or it.

(d)         Consents and Approvals.  All notifications, filings, consents, waivers and approvals of or to any Governmental Authority required for the consummation of the Plan shall have been made or received and shall remain in full force and effect.

Syms may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Effective Date.

Section 7.3        Conditions to the Obligations of Ms. Syms and the Trusts.  The obligation of each of Ms. Syms and the Trusts to sell the shares of Syms common stock subject to the Share Purchase on the Effective Date is subject to the following conditions:

(a)         Confirmation Order and Plan.  The Confirmation Order shall have been entered by the Bankruptcy Court and such Order shall be a Final Order.  The Plan as approved and the Confirmation Order as entered in each case by the Bankruptcy Court shall (i) be consistent with the requirements for the Plan and the Confirmation Order set forth in this Agreement; (ii) contain releases and exculpation provisions reasonably acceptable to Ms. Syms and the Trusts; (iii) provide for continuing indemnification of Ms. Syms as an officer and director, and as a former officer and director, as applicable, of Syms, in each case in form and substance reasonably acceptable to Ms. Syms; and (iv) provide that the Debtors or Reorganized Syms, Reorganized Filene’s and the Estates (each as defined in the Plan), as the case may be, agree to indemnify and hold harmless Ms. Syms and the Tursts and their representatives, employees, agents, and attorneys (each a "Majority Shareholder Indemnitee") from and against any and claims, obligations, rights, suits, damages, causes of action, remedies and liabilities that any such Majority Shareholder Indemnitee may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to the Plan, the Rights Offering, this Agreement, or the transactions contemplated hereby or thereby, including any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such Majority Shareholder Indemnitee is a party thereto, and to reimburse each of such Majority Shareholder Indemnitee within ten (10) days after demand for any legal or other expenses incurred in connection with any of the foregoing; provided however, that the foregoing indemnity shall not, as to any Majority Shareholder Indemnitee, apply to (A) claims, obligations, rights, suits, damages, causes of action, remedies and liabilities to the extent they have resulted from the willful misconduct or gross negligence of such Majority Shareholder Indemnitee; (B) claims, obligations, rights, suits, damages, causes of action, remedies and liabilities to the extent they have resulted from a breach or default by Ms. Syms and the Trusts under this Agreement; and (C) claims, obligations, rights, suits, damages, causes of action, remedies and liabilities asserted by a third party that is unrelated to the Plan, the Rights Offering, this Agreement, the Share Purchase Transaction (as defined in the Plan), or any other transactions contemplated hereby or thereby.  The Plan and Confirmation Order shall provide that no reserve shall be established or required for indemnification obligations to the Majority Shareholder Indemnitee. Notwithstanding any other provision to the contrary, no Majority Shareholder Indemnitee shall be liable for any special, indirect, consequential or punitive damages in connection with its activities related to the Plan, the Rights Offering, this Agreement, or the transactions contemplated hereby or thereby.  The terms set forth in this subsection shall survive termination of this Agreement and shall remain in full force and effect regardless of whether the Rights Offering is consummated.  Further, the conditions to confirmation and the conditions to the Effective Date of the Plan shall have been satisfied or waived by Ms. Syms and the Trusts in accordance with the Plan.

(b)         Aggregate Purchase Price.  The Backstop Parties shall have delivered to the Subscription Agent the total aggregate Purchase Price for the Backstop Party Shares.

(c)         Representations and Warranties and Covenants.  The representations and warranties of each Backstop Party set forth in Article IV of this Agreement shall be true and correct in all respects as if made at and as of the Effective Date (except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).  Each Backstop Party shall have complied in all material respects with all covenants in this Agreement applicable to it, except as a result of any Backstop Party Default to the extent that one or more Non-Defaulting Backstop Parties purchase all BP Default Shares pursuant to Section 2.1.

(d)         No Registration; Compliance with Securities Laws.  No Proceeding shall be pending or threatened by any Governmental Authority that alleges that the issuance of the Offered Share issued pursuant to the Rights Offering are not exempt from the registration requirements of Section 5 of the Securities Act.

(e)         Consents and Approvals.  All notifications, filings, consents, waivers  and approvals of or to any Governmental Authority required for the consummation of the Plan shall have been made or received and shall remain in full force and effect.

(f)         Proceedings.  No Proceeding shall be pending against Ms. Syms or the Trusts by any Person that seeks injunctive relief or makes a claim for damages based on the transactions contemplated by this Agreement, including the Share Purchase.

Each of Ms. Syms and the Trusts may waive any condition specified in this Section 7.3 if she or it executes a writing so stating at or prior to the Effective Date.

ARTICLE VIII

TERMINATION

Section 8.1        Automatic Termination.  This Agreement shall automatically terminate if the Bankruptcy Court, or any other court of competent jurisdiction, enters an Order prior to the Effective Date declaring, in a final nonappealable Order, that this Agreement is unenforceable.

Section 8.2        Termination by Backstop Parties.  Each of the Backstop Parties may terminate this Agreement as to itself upon written notice to Syms of the occurrence of any of the following events:

(a)         Breach or Failure to Perform.  If Syms breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (i) cannot be or has not been cured within ten (10) days following delivery by any of the Backstop Parties to Syms of written notice of such breach or failure to perform and (ii) has not been waived by the Backstop Parties; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available if the failure of the Backstop Party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date.

(b)         Disclosure Statement.  Failure of the Bankruptcy Court to enter the Disclosure Statement Order by July 31, 2012.

(c)         Agreement Order.  Failure of the Bankruptcy Court to enter the Agreement Order by the date of entry of the Disclosure Statement Order.

(d)         Confirmation Order.  Failure of the Bankruptcy Court to enter the Confirmation Order by August 31, 2012.

(e)         Effective Date of Plan.  Failure of the Effective Date of the Plan to occur by September 15, 2012.

(f)         Material Adverse Change to Plan.  The Plan is amended or modified so that it is no longer consistent in all material respects with this Agreement, including with respect to the economic terms, the means for implementation of the Plan, the proposed distributions to classes of claims under the Plan, and the participation rights in the stock of the reorganized debtors.

(g)         Disclosure Statement and Plan Content.  To the extent not done so before execution of this Agreement, the Disclosure Statement and Plan shall be modified to reflect the terms and conditions of this Agreement, and provisions thereof referred to and/or referenced herein shall be completed to the reasonable satisfaction of the Equity Committee and the Backstop Parties, including procedures for the Rights Offering.

Section 8.3        Termination by Syms.  Syms may terminate this Agreement upon written notice to the Backstop Parties of the occurrence of any of the following events:

(a)         Breach or Failure to Perform.  Except as described in Section 8.3(b), if any Backstop Party breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) cannot be or has not been cured within ten (10) days following delivery by Syms to such Backstop Party of written notice of such breach or failure to perform, provided that any such cure would not result in a material delay of the Effective Date and (B) has not been waived by Syms; provided, however, that the right to terminate this Agreement pursuant to this Section 8.3(a) shall not be available if Syms' failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date; provided, further, however, that a Backstop Party Default shall not give rise to a right to terminate this Agreement to the extent that one or more Non-Defaulting Backstop Parties purchase all BP Default Shares pursuant to Section 2.1(b).

(b)         Failure to Pay Aggregate Purchase Price.  If any Backstop Party fails to pay any portion of its Aggregate Purchase Price to the Subscription Agent as and when due pursuant to the terms in this Agreement; provided, however, that a Backstop Party Default shall not give rise to a right to terminate this Agreement to the extent that one or more Non-Defaulting Backstop Parties purchase all BP Default Shares pursuant to Section 2.1(b).

(c)         Fiduciary Out.  If, in response to any third-party proposal with respect to the Offered Shares, the Board of Directors of Syms concludes in good faith that the failure to terminate this Agreement would be inconsistent with the exercise of its fiduciary duties to its shareholders under applicable laws, provided, however, that Syms will not, and will not permit its representatives to, solicit or encourage any alternative proposal to this Agreement.

Section 8.4        Termination by Ms. Syms.  Ms. Syms may terminate this Agreement upon written notice to the Backstop Parties and Syms of the occurrence of any of the following events:

(a)         Breach or Failure to Perform.  If any Backstop Party breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) cannot be or has not been cured within ten (10) days following delivery by Ms. Syms to such Backstop Party of written notice of such breach or failure to perform, provided that any such cure would not result in a material delay of the Effective Date and (B) has not been waived by Ms. Syms; provided, however, that the right to terminate this Agreement pursuant to this Section 8.4(a) shall not be available if Ms. Syms' failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date; provided, further, however, that a Backstop Party Default shall not give rise to a right to terminate this Agreement to the extent that one or more Non-Defaulting Backstop Parties purchase all BP Default Shares pursuant to Section 2.1(b).

Section 8.5        Effect of Termination.  Upon termination under this Article VIII, all rights and obligations of the parties under this Agreement shall terminate without any Liability of any party to any other party except that nothing contained herein shall release any party hereto from Liability, if any, from any breach.

ARTICLE IX

ADDITIONAL PROVISIONS

Section 9.1        Notices.  All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile or electronic mail (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a)	If to the Backstop Parties, to the addresses set forth on Annex I hereto.

with a copy (which shall not constitute notice) to:

Halperin Battaglia Raicht LLP
555 Madison Avenue, 9th Floor
New York, New York 10022
Attention: Alan D. Halperin and Robert D. Raicht
Facsimile: 212-765-0964
Email: ahalperin@halperinlaw.net; rraicht@halperinlaw.net

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP
355 South Grand Avenue
Los Angeles, CA 90071
Facsimile: 213-683-5193
Attention: Thomas Walper and Seth Goldman

Telephone: 213-683-9100
Email: thomas.walper@mto.com; seth.goldman@mto.com

(b)	If to the Equity Committee, to:

Munger, Tolles & Olson LLP
355 South Grand Avenue
Los Angeles, CA 90071
Facsimile: 213-683-5193
Attention: Thomas Walper and Seth Goldman
Telephone: 213-683-9100
Email: thomas.walper@mto.com; seth.goldman@mto.com

(c)	If to Syms, to:

Laura Brandt
Syms Corp.
One Syms Way
Secaucus, New Jersey 07094
laurabrandt@syms.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher and Flom LLP
4 Times Square
New York, New York 10036
Attn: Jay Goffman and Mark McDermott
Facsimile: 212-735-2000
jay.goffman@skadden.com; mark.mcdermott@skadden.com

(d)	If to Ms. Syms or the either of the Trusts, to:

Marcy Syms
14 Twin Ponds Drive
Bedford Hills, NY 10507
Phone 914-242-3483
marcysyms@syms.com

with a copy (which shall not constitute notice) to:

Duane Morris LLP
Suite 1600
222 Delaware Avenue
Wilmington, DE 19801
Attn: Michael Lastowski and Martin Shulkin
Facsimile: 302-397-2138
MLastowski@duanemorris.com; MBShulkin@duanemorris.com

Section 9.2        Assignment.  Except as set forth in this Agreement with respect to the Creditors Committee, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by Syms (whether by operation of law or otherwise) without the prior written consent of each Backstop Party.

Section 9.3        Prior Negotiations; Entire Agreement.  This Agreement and any certificates, documents, instruments and writings delivered pursuant to it represent the complete agreement between the parties hereto as to all matters covered hereby, and supersede any prior agreements or understandings between the parties.

Section 9.4        Governing Law; Venue.  THIS AGREEMENT, AND ALL CLAIMS ARISING OUT OF OR RELATING THERETO, WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.  THE BACKSTOP PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.

Section 9.5        Waiver of Consequential Damages.  NO PARTY WILL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY FOR ANY LOSSES, COSTS, EXPENSES OR DAMAGES IN EXCESS OF THE ACTUAL DAMAGES, COURT OR ARBITRATION COSTS AND REASONABLE ATTORNEY FEES SUFFERED BY SUCH PARTY, AND THE PARTIES WAIVE ANY RIGHT TO RECOVER CONSEQUENTIAL, SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR EXEMPLARY DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THIS AGREEMENT.

Section 9.6        Counterparts.  This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.  The failure of any Backstop Party to execute this Agreement does not make it invalid as against any other Backstop Party.

Section 9.7        Waivers and Amendments.  This Agreement (including the exhibits and schedules hereto) may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by Syms, Ms. Syms, the Trusts and the Backstop Parties (except a Defaulting Backstop Party) and, to the extent required, the approval of the Bankruptcy Court, provided that any condition requiring the consent of the Equity Committee shall not be waived without the Equity Committee's prior written consent.  Each Backstop Party (except a Defaulting Backstop Party) may grant or withhold such Backstop Party's written consent to any amendment, modification, supersedence, cancellation, renewal or extension pursuant to the prior sentence in its sole discretion.  No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

Section 9.8        Interpretation and Construction.  This Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in Annex II.  Unless the context requires otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement will be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes.  All references in this Agreement to any particular Law will be deemed to refer also to any rules and regulations promulgated under that Law.  The words "include," "includes" and "including" will be deemed to be followed by "without limitation."  The word "or" is used in the inclusive sense of "and/or" unless the context requires otherwise.  References to a Person are also to its permitted successors and assigns.  When a reference in this Agreement is made to an Article, Section, Exhibit, Annex or Schedule, such reference is to an Article or Section of, or Exhibit, Annex or Schedule to, this Agreement unless otherwise indicated.  The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.  References in this Agreement to approval by the Backstop Parties shall be construed to require the approval of all of the Backstop Parties (other than Defaulting Backstop Parties), provided that in the event that the Backstop Parties holding a majority (in amount) of the aggregate Backstop Percentages have so approved in accordance with this Agreement, such Backstop Parties shall have the right but not the obligation to purchase the shares to be purchased by the other Backstop Party under this Agreement to prevent any delay in the consummation of the transactions contemplated by this Agreement.  With respect to the rights and obligations of the Debtors, Ms. Syms, the

Creditors Committee and the Equity Committee under the terms of this Agreement, in the event of a conflict between this Agreement and the Plan, the terms of the Plan shall govern.

Section 9.9        Headings.  The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 9.10      Specific Performance.  The parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy, and, accordingly, the parties agree that, in addition to any other remedies, each will be entitled to enforce the terms of this Agreement by an Order of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without the need of posting a bond.

Section 9.11      Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.12      Third Party Beneficiaries. This Agreement is not intended to confer, and shall not confer, upon any person other than the parties any rights or remedies; provided that the Equity Committee and the Creditors Committee are explicitly named third party beneficiaries with the right to enforce the respective provisions of this Agreement expressly applicable to the Equity Committee or the Creditors Committee, as the case may be; provided further that, in furtherance and not in limitation of any other rights that the Creditors Committee may have under applicable law, the Plan and Confirmation Order or otherwise,  the Creditors Committee shall have the right to approve, which approval shall not be unreasonably withheld,  any modification to the Plan, the Rights Offering Procedures, the Disclosure Statement or this Agreement, provided that any disagreement over the Creditors Committee approval shall be resolved by the Bankruptcy Court by hearing on shortened notice.

Section 9.13      No Waiver. If Syms fails to enforce any of its rights herein, nothing contained herein shall affect or impair the respective rights of the Creditors Committee and the Equity Committee (i) to serve a written notice upon Syms demanding that Syms exercise any such rights for the benefit of the estate and its creditors and equity holders and (ii) if Syms, notwithstanding such demand, continues not to exercise such rights, to make a motion to the Bankruptcy Court seeking to direct Syms to take the actions necessary to protect and enforce its respective rights herein or in the alternative, seeking standing for the Creditors Committee and/or the Equity Committee to pursue Syms' rights on behalf of the estate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

SYMS CORP.

By:	/s/ Gary P. Binkoski
Name:	Gary P. Binkoski
Title:	CFO

Signature Page to
Equity Commitment Agreement

BACKSTOP PARTIES:

DS ADVISORS, LLC

By:	/s/ Marina Shevyrtalova
Name:	Marina Shevyrtalova
Title:	Portfolio Manager

Signature Page to
Equity Commitment Agreement

ESOPUS CREEK VALUE SERIES FUND LP-SERIES "A"

By:	/s/ Andrew L. Sole
Name:	Andrew L. Sole
Title:	Managing Member of Esopus Creek Advisors LLC Esopus Creek Advisors LLC as General Partner to Esopus Creek Value Series Fund LP - Series "A"

Signature Page to
Equity Commitment Agreement

MARCATO CAPITAL MANAGEMENT LLC

By:	/s/ Richard McGuire
Name:	Richard McGuire
Title:	Managing Member

Signature Page to
Equity Commitment Agreement

MARCY SYMS

By:	/s/ Marcy Syms
Name:	Marcy Syms
Title:

THE TRUST PARTIES:

LAURA MERNS LIVING TRUST

By:	/s/ Marcy Syms
Name:	Marcy Syms
Title:	Trustee

MARCY SYMS REVOCABLE LIVING TRUST

By:	/s/ Marcy Syms
Name:	Marcy Syms
Title:	Trustee

Signature Page to
Equity Commitment Agreement

Annex I

Backstop Parties Percentage and Commitment

Backstop Party	Address/Contact	Commitment	Percentage
DS Advisors, LLC	1440 Broadway, 23rd Floor New York, NY 10018 Phone: (646)-512-5139 Email: marina@dsadvisors.com	[Redacted]	[Redacted]
Esopus Creek Value Series Fund LP-Series "A"	1330 Avenue of Americas Suite 1800 New York, NY 10019 Phone: (212) 315-1330 Email: Andrewsole@ecvlp.com Laurenkrueger@ecvlp.com	[Redacted]	[Redacted]
Marcato Capital Management LLC	235 Pine Street, Suite 1650 San Francisco, CA 94104 Phone: (415) 796-6350 Email: mcguire@marcatocapital.com	[Redacted]	[Redacted]

Annex I

Annex II

Miscellaneous Defined Terms

"Accredited Investor" has the meaning set forth in Rule 501(a) promulgated under the Securities Act of 1933.

"Affiliate" of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

"Aggregate Unsubscribed Shares" means any Offered Shares that are not validly subscribed for by Eligible Holders pursuant to their right to subscribe for their Pro Rata Share of the Offered Shares.  In the event that a Backstop Party defaults on its obligations to purchase its Pro Rata Share of the Offered Shares pursuant to Section 1.1(b) of this Agreement, such Shares shall be deemed to be Aggregate Unsubscribed Shares.

"Backstop Percentage" means the percentage set forth for each Backstop Party on Annex I.

"Business Day" means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

"Eligible Holder" means any holder of Syms common stock as of the Record Date including the Backstop Parties but excluding Ms. Marcy Syms, the Laura Merns Living Trust and the Marcy Syms Revocable Living Trust, that (a) has submitted to the Subscription Agent (as defined in the Rights Offering Procedures) on or prior to the Accredited Investor Deadline (as defined in the Rights Offering Procedures) a properly completed Accredited Investor Questionnaire certifying that such holder is an Accredited Investor and (b) Syms determines is an Accredited Investor.

"Encumbrance" means any liens, pledges, charges, mortgages, security interests, pre-emptive rights, easements, encumbrances or other similar rights of others.

"Final Order" means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Debtors' chapter 11 cases, which has not been reversed, vacated or stayed and as to which the time to appeal, petition for certiorari, or move

Annex II - 1

for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending.

"Governmental Authority" means (a) any court, tribunal, judicial or arbitral body and (b) any government, multilateral organization or international organization or any agency, bureau, board, commission, ministry, authority, department, official, political subdivision or other instrumentality thereof, whether federal, state or local, domestic or foreign as well as any Persons owned or chartered by any of the foregoing.

"Law" means any foreign, federal, state or local law, statute, treaty, rule, directive, regulation, ordinance, practice, circular or similar provision having the force or effect of law or any Order.

"Liability" means any liability or obligation of any kind, whether accrued, absolute, fixed or contingent or otherwise, whether known or unknown.

"Order" means any judgment, injunction, decree, order or award of any Governmental Authority.

"Person" means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority and including any successor, by merger or otherwise, of any of the foregoing.

"Proceeding" means an action, suit or proceeding pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction.

"Pro Rata Share" means:

(x) in the case of the Offered Shares, the number of Offered Shares that an Eligible Holder can subscribe for in the Rights Offering, which is equal to (a) the total number of Offered Shares multiplied by (b) the quotient obtained by dividing (i) the number of shares of Common Stock held by such Eligible Holder as of the Record Date by (ii) the number of shares of Common Stock held by all Eligible Holders as of the Record Date; and

(y) in the case of the Aggregate Unsubscribed Shares, the number of Aggregate Unsubscribed Shares that an Eligible Holder can subscribe for in the Rights Offering, which is equal to (a) the total number of Aggregate Unsubscribed Shares multiplied by (b) the quotient

Annex II - 2

obtained by dividing (i) the number of shares of Common Stock held by such Eligible Holder as of the Record Date by (ii) the number of shares of Common Stock held by all Eligible Holders as of the Record Date.

"Record Date" means July 12, 2012 at 5:00 p.m. New York City time.

"Securities Act" means the Securities Act of 1933, as amended.

Annex II - 3